UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2010
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000

(Registrant’s telephone number, including area code)
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Effective as of April 1, 2010, Belden Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Naresh Kumra. The Employment Agreement reflects Mr. Kumra’s continuing employment as Executive Vice President, Asia Pacific Operations of the Company at an annual base salary of $355,000. As Mr. Kumra is a named executive officer in the Company’s 2010 Proxy Statement, the Company is electing to make the Employment Agreement available as a reference to those reading the Proxy Statement. This is only a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included in this Form 8-K as Exhibit 10.1. The agreement should be read in its entirety for a complete description of the employment terms.
     Mr. Kumra will be entitled to participate in the Company’s annual cash management incentive plan, as well as all other employee benefit plans of the Company available to senior executives. The Employment Agreement’s initial term is for three years from the Effective Date, subject to earlier termination based on disability, death, termination by the Company with or without cause, and voluntary termination by the executive with or without good reason.
     As a continuing incentive to reside in India, the Company compensates Mr. Kumra with a cost of living allowance equal to $196,787 per year and pays certain other expenses on Mr. Kumra’s behalf, as described in the Employment Agreement.
     Following a change in control of the Company, if Mr. Kumra’s employment is terminated by the Company without cause or is voluntarily terminated by the executive for good reason, in either case during the period commencing on the occurrence of the change in control and ending on the second anniversary thereof (the “Protection Period”), then the Company will pay and provide Mr. Kumra with certain payments and benefits, including a lump sum severance payment equal to the sum of his highest base salary during the Protection Period and his annual target bonus, multiplied by two; a pro-rated annual cash incentive through the date of termination based on target performance; and Company medical benefits for two years.
     Outside the context of a change in control of the Company, if Mr. Kumra’s employment is terminated by the Company without cause, then the Company will pay and provide Mr. Kumra with certain payments and benefits, including severance payments in installments that equal in the aggregate the sum of his base salary and his annual target bonus; a pro-rated annual cash incentive through the date of termination based on actual performance; and Company medical benefits for 12 months.
     All of Mr. Kumra’s stock options, stock appreciation rights, restricted stock units, performance share units and any other long-term incentive awards remain in effect in accordance with their terms and conditions (including with respect to the consequences of a termination of employment or a change in control) and are not amended or affected by the Employment Agreement.
     The executive also agrees to certain confidentiality, nonsolicitation and noncompetition covenants that begin on the Effective Date and extend for various periods beyond termination of the executive’s employment.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Executive Employment Agreement of Naresh Kumra

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: April 6, 2010	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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